As filed with the Securities and Exchange Commission on March 17, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4459170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kathleen M. Cronin, Esq.

Managing Director, General Counsel and Corporate Secretary

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Rodd M. Schreiber, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

From time to time after the effective date of this Registration Statement

(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities
Class A Common Stock, par value $0.01 per share (2)
Preferred Stock
Warrants
(1)	An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Including rights to acquire Series A Junior Participating Preferred Stock pursuant to the Registrant’s rights plan.

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Warrants

From time to time, we may offer debt securities, Class A common stock, preferred stock or warrants.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our Class A common stock is listed on the New York Stock Exchange and The Nasdaq National Market, Inc. under the symbol “CME.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2006.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, in this prospectus we refer to Chicago Mercantile Exchange Holdings Inc. as “CME Holdings” and to Chicago Mercantile Exchange Inc., a wholly owned subsidiary of CME Holdings, as “CME.” The terms “we,” “us” and “our” refer to CME Holdings and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of debt securities, Class A common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our principal executive offices are located at 20 South Wacker Drive, Chicago, Illinois 60606, and our telephone number is 312-930-1000.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy and information statements and other materials with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains the reports, proxy and information statements and other materials that are filed with, or furnished to, the SEC. This website can be accessed at http://www.sec.gov. Our reports, proxy statements and other materials can be located by reference to file number 001-31553 and 000-33379.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “CME.” Our reports, proxy and information statements and other materials also can be read at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our Internet website, which can be accessed at http://www.cme.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our Internet website is not incorporated into this prospectus, any accompanying prospectus supplement or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC’s rules allow “incorporation by reference” into this prospectus of information contained in documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate herein by reference subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The following documents previously filed with the SEC are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including portions of our 2005 Annual Report to Shareholders and definitive Proxy Statement for the 2006 Annual Meeting of Shareholders incorporated therein by reference.

•	Our Current Report on Form 8-K filed with the SEC on February 8, 2006.

•	Our definitive Proxy Statement for the 2006 Annual Meeting of Shareholders.

•	The description of our Class A Common stock contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-90106), as amended, which description is incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on November 29, 2002 (File No. 001-31553), including any amendments or reports filed with the SEC for the purpose of updating such description.

•	The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on December 4, 2001 (File No. 000-33379), as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to the following address:

Chicago Mercantile Exchange Holdings Inc.

20 S. Wacker Dr.

Chicago, IL 60606

Tel: (800) 331-3332

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

From time to time, in this prospectus and the documents we incorporate by reference in this prospectus, as well as in other written reports and oral statements, we discuss our expectations regarding our future performance. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “intend,” “may,” “plan,” “expect” and similar expressions, including references to assumptions. These forward-looking statements are based on currently available competitive, financial and economic data, current expectations, estimates, forecasts and projections about the industries in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. Among the factors that might affect our performance are:

•	increasing competition by foreign and domestic competitors, including new entrants into our markets;

•	our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers;

•	our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services;

•	our ability to adjust our fixed costs and expenses if our revenues decline;

•	our ability to continue to realize the benefits of our transaction processing agreement with the Chicago Board of Trade;

•	our ability to maintain existing customers and attract new ones;

•	our ability to expand and offer our products in foreign jurisdictions;

•	changes in domestic and foreign regulations;

•	changes in government policy, including policies relating to common or directed clearing;

•	the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others;

•	our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading;

•	changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure;

•	the ability of our financial safeguards package to adequately protect us from the credit risks of our clearing members;

•	changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets;

•	economic, political and market conditions;

•	our ability to accommodate increases in trading volume without failure or degradation of performance of our systems;

•	our ability to execute our growth strategy and maintain our growth effectively;

•	our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy;

•	industry and customer consolidation;

•	decreases in trading and clearing activity;

•	the imposition of a transaction tax on futures and options on futures transactions;

•	seasonality of the futures business; and

•	other risks detailed in our filings with the SEC.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements and by the risk factors included in the documents we incorporate by reference. Except as required by law, rule or regulation, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

We are the largest futures exchange in the United States for the trading of futures contracts and options on futures contracts, often called derivatives, as measured by 2005 annual trading volume. As an international marketplace, our exchange brings together buyers and sellers on our CME® Globex® electronic trading platform and on our trading floors. We offer futures and options on futures, primarily in interest rates, equities, foreign exchange and commodities. Our principal executive offices are located at 20 South Wacker Drive, Chicago, Illinois 60606, and our telephone number is 312-930-1000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, each entered into between us and U.S. Bank National Association, as trustee.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time as permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of CME Holdings. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior debt, as defined, and described more fully, under “–Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.

CME Holdings’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to CME Holdings, whether by dividend, loan or other payment, unless such subsidiaries guarantee the debt securities issued by CME Holdings. Therefore, without such guarantees, the assets of CME Holdings’ subsidiaries will be subject to the prior claims of all creditors, including the lenders under CME’s secured committed line of credit and trade creditors of our subsidiaries. The payment of dividends or the making of loans or advances to CME Holdings by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the purchase price for the debt securities and the denominations of the debt securities, if other than denominations of $1,000 or any integral multiple of $1,000;

•	the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended or the method used to determine or extend those dates;

•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate or rates shall be determined;

•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date, or the method by which such date or dates shall be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;

•	any provisions that would determine payments on the debt securities by reference to any index, formula or other method, and the manner of determining the amount of such payments;

•	the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

•	the rate or rates of amortization of the debt securities, if any;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which, the price or prices at which and the other terms and conditions upon which any debt securities of such series shall be redeemed, in whole or in part, pursuant to such obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default, as defined below, if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from or modifications or additions to the events of default or our covenants with respect to the applicable series of debt securities, and any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;

•	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	the depositary for global or certificated debt securities;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether and the extent to which the debt securities are entitled to the benefits of any guarantees by any of our subsidiaries or any other form of guarantee;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of CME Holdings.

Under the subordinated indenture, senior debt means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior debt does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right of payment with the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	any indebtedness of CME Holdings to any of its subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us; and

•	the portion of indebtedness we may incur in violation of the subordinated indenture.

Senior debt shall continue to be senior debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior debt.

Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt, including amounts due on acceleration, before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of CME Holdings, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all such senior debt in full.

The subordinated indenture does not limit the issuance of additional senior debt.

Restrictive and Maintenance Covenants

We will describe any restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) permit any corporation (other than a direct or indirect wholly-owned subsidiary of ours) to merge with or into or consolidate with us or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and has expressly assumed by supplemental indenture all of our obligations under the indentures;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless a prospectus supplement states otherwise, the following shall constitute events of default under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of CME Holdings; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an event of default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such event of default.

The trustee, subject to its duties during an event of default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60–day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish periodically to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in a prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in a prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (referred to as defeasance) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (referred to as covenant defeasance), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not have a material adverse affect on the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;

•	change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

•	reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults thereunder and their consequences;

•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security; or

•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

The subordinated indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of CME Holdings, the trustee or any other agent of CME Holdings or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Concerning the Trustee

As of the date of this prospectus, U.S. Bank National Association is a lender under CME’s $750 million secured committed line of credit. We may have other customary banking and trust relationships with U.S. Bank from time to time.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock. The following description is a summary and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the relevant provisions of Delaware law.

General

Our authorized capital structure consists of the following:

•	138,000,000 authorized shares of Class A common stock;

•	625 authorized shares of Class B-1 common stock;

•	813 authorized shares of Class B-2 common stock;

•	1,287 authorized shares of Class B-3 common stock;

•	413 authorized shares of Class B-4 common stock; and

•	10,000,000 authorized shares of preferred stock, including 140,000 authorized shares of Series A Junior Participating Preferred Stock.

As of February 17, 2006, there were 34,595,042 shares of Class A, 625 shares of Class B-1, 813 shares of Class B-2, 1,287 shares of Class B-3 and 413 shares of Class B-4 common stock issued and outstanding. As of February 17, 2006, we had no shares of our preferred stock issued and outstanding. From time to time in this prospectus, we refer to the Class A common stock and Class B common stock collectively as the common stock.

Common Stock

With the exception of the matters reserved to holders of our Class B common stock, holders of common stock vote together on all matters for which a vote of common shareholders is required. In these votes, each holder of shares of our Class A or Class B common stock has one vote per share. Matters reserved to the holders of our Class B common stock, votes applicable to each class of Class B common stock in these matters and certain voting restrictions on holders of our Class B common stock are described below under “Additional Provisions of Class B Common Stock.”

Holders of our common stock are entitled to receive proportionately such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of our common stock have no conversion, preemptive or subscription rights. In the event of any liquidation, dissolution or winding-up of our affairs, and subject to the rights of any outstanding series of our preferred stock, holders of our Class A and Class B common stock are entitled to receive a distribution of the remaining assets on a pro rata basis.

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. Our certificate of incorporation authorizes our board to issue these shares in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

When CME Holdings issues preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

•	the title or designation of the series;

•	the number of shares of the series, which the board of directors of CME Holdings may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of CME Holdings;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of CME Holdings or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the preferred stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Additional Provisions of Class B Common Stock

Our authorized shares of Class B common stock are divided into four classes, with the following characteristics:

Class	Maximum Number of Shares	Associated Exchange Membership	Number of Directors Class Can Elect	Number of Votes Per Shares on “Core Rights”
B-1	625	Chicago Mercantile Exchange (“CME”) Division	3	6
B-2	813	International Monetary Market (“IMM”) Division	2	2
B-3	1,287	Index and Option Market (“IOM”) Division	1	1
B-4	413	Growth and Emerging Markets (“GEM”) Division	0	1/6

Associated Exchange Membership.    Each series of CME Class B common stock was issued in conjunction with a membership in a specific division of the exchange. CME’s rules provide exchange members with access to the trading floor of the exchange and reduced rates for the contracts assigned to that membership and the ability to use or lease their trading privileges. In CME’s demutualization, shares of Class B common stock were issued to members of the exchange in order to provide those members with representation on CME’s board of directors and provide for an orderly transition to a for-profit company. Membership interests are maintained at CME and are not part of or evidenced by the Class B common stock of CME Holdings. The Class B common stock of CME Holdings is intended only to ensure that the former Class B shareholders of CME retain board representation rights and approval rights with respect to Core Rights described below.

Commitment to Open Outcry.    Our certificate of incorporation includes a commitment to maintain open outcry floor trading on our exchange for a particular traded product as long as the open outcry market is “liquid.” The commitment requires us to maintain a facility for conducting business, for disseminating price information, for clearing and delivery and to provide reasonable financial support for technology, marketing and research for open outcry markets. An open outcry market will be deemed liquid for these purposes if it meets any of the following tests on a quarterly basis:

•	if a comparable product is traded on an exchange other than ours, our open outcry market has maintained at least 30% of the average daily volume of the comparable product (including, for calculation purposes, volume from exchange for physical, or EFP, trades in the open outcry market);

•	if a comparable product is traded on an exchange other than ours, and our product trades exclusively by open outcry, our open outcry market has maintained at least 30% of the open interest, or the daily total of positions outstanding, of the comparable product;

•	if no comparable product is traded on an exchange other than ours, our open outcry market has maintained at least 40% of the average quarterly volume in that market in 1999 (including, for calculation purposes, volume from EFPs in the open outcry market); or

•	if no comparable product is traded on an exchange other than ours and our product trades exclusively by open outcry, our open outcry market has maintained at least 40% of the average open interest in that market in 1999.

If a market is deemed illiquid as a result of a failure to meet any of the foregoing tests, our board may determine whether that market will be closed.

Voting on Core Rights.    Holders of shares of our Class B common stock have the right to approve changes to specified “rights” relating to the trading privileges associated with those shares. These “Core Rights” consist of:

•	the allocation of products which a membership class is permitted to trade on our exchange facilities;

•	the trading floor access rights and privileges which a member has;

•	the number of memberships in each membership class and the number of authorized and issued shares of Class B common stock associated with that class; and

•	the eligibility requirements to exercise trading rights or privileges.

Votes on changes to Core Rights are weighted by class. Each class of Class B common stock has the following number of votes on matters relating to Core Rights: Class B-1, six votes per share; Class B-2, two votes per share; Class B-3, one vote per share, and Class B-4, 1/6 of one vote per share. The approval of a majority of the votes cast by the holders of shares of Class B common stock is required in order to approve any changes to Core Rights. Holders of shares of Class A common stock do not have the right to vote on changes to Core Rights.

Under Delaware law, changes to the number of authorized shares of a class also require the approval of the holders of a majority of the outstanding shares of that class. Otherwise, changes may be effected upon the approval of a majority of the votes cast by the holders of shares of our Class B common stock. This means that, because of our weighted voting mechanism, a change to Core Rights may be effected by the approval of the holders of the Class B-1 shares, even though the holders of the other classes voted against the change.

Election of Directors.    Our certificate of incorporation provides for a board composed of 20 members. Holders of Class B-1, Class B-2 and Class B-3 common stock have the right to elect six directors to our board, of which three are elected by Class B-1 shareholders, two are elected by Class B-2 shareholders and one is elected by Class B-3 shareholders. The remaining 14 directors are elected by the holders of the Class A and Class B common stock, voting together as a class. The nominating committee, composed of members of our board of directors, nominates the slate of candidates to be elected by the holders of the Class A and Class B common stock, voting together. This committee is responsible for assessing the qualifications of candidates, as well as ensuring that any regulatory requirements for the composition of our board are met. The holders of the Class B-1, Class B-2 and Class B-3 common stock have the right to elect members of nominating committees for their respective class, which are responsible for nominating candidates for election by their class. Each committee is responsible for assessing the qualifications of candidates to serve as directors to be elected by that class. Our certificate of incorporation requires that director candidates for election by a class of Class B common stock own, or be recognized under our rules as the owner of, at least one share of that class.

Voting Restrictions.    Our certificate of incorporation provides that, with respect to any election of directors or Core Rights, any person or group that beneficially owns 15% or more of any class of Class B common stock may, for so long as such person or group owns such percentage, vote only the number of shares of that class of Class B common stock for which it owns an equivalent percentage of Class A common stock.

Transfer Restrictions.    Shares of our Class B common stock are also subject to transfer restrictions contained in our certificate of incorporation. These transfer restrictions prohibit the sale or transfer of any shares of our Class B common stock separate from the sale of the associated membership interest in our exchange. No membership in our exchange may be sold unless the purchaser also acquires the associated share of Class B common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our certificate of incorporation and our bylaws provide that (1) we are permitted to indemnify our directors, officers and other employees and agents to the fullest extent permitted by Delaware law; (2) we are permitted to advance expenses, as incurred, to our directors, officers and other employees and agents in connection with defending a legal proceeding if we have received an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights conferred in the certificate of incorporation are not exclusive.

Other Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classified Board of Directors; Removal for Cause; Filling Vacancies.    Our certificate of incorporation provides for a board of directors divided into two classes, with one class to be elected each year to serve for a two-year term. As a result, two annual meetings of shareholders could be required for the shareholders to change a majority of the board. Directors elected by Class A and Class B shareholders may be removed for cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding votes entitled to vote in the election of the director to be removed. Vacancies resulting from that removal or for any other reason shall be filled by the board of directors, but any Class B vacancies must be filled from the candidates who ran in the previous election for the directorship with the candidates being selected to fill the vacancy in the order of the aggregate number of votes received in the previous election. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies on the board will make it more difficult to change the composition of the board, but will promote a continuity of existing directors.

Advance Notice Requirements.    Our bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely and given in writing to the Secretary of our company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not fewer than 90 days nor more than 120 days prior to the meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Shareholders.    Our certificate of incorporation and bylaws deny shareholders the right to call a special meeting of shareholders. Our certificate of incorporation and bylaws provide that only the chairman of our board or a majority of the board of directors may call special meetings of the shareholders.

No Written Consent of Shareholders.    Our certificate of incorporation requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit the shareholders to act by written consent, without a meeting.

Amendment of Bylaws and Certificate of Incorporation.    Our certificate of incorporation generally requires the approval of not less than two-thirds of the voting power of all outstanding shares of common stock entitled to vote to amend any bylaws by shareholder action or the certificate of incorporation provisions described in this section. Only our Class B shareholders may amend provisions of our certificate of incorporation relating to the Core Rights described above.

Rights Plan Provisions.

Our certificate of incorporation authorizes our board of directors to create and issue rights entitling our shareholders to purchase shares of our stock or other securities. Those rights might be used to affect the ability of a third party to initiate a transaction designed to take over our company. Our board has adopted a plan creating these rights.

From and after the effective date of the merger consummated to effect our reorganization, one right attached to each share of our common stock issued in the merger and, except in certain circumstances, will attach to each share issued after the merger. Each right entitles the registered holder to purchase from us a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $1,000 per unit, subject to adjustment. The description and terms of the rights are set forth in the rights agreement, dated November 30, 2001, between us and Computershare Investor Services, LLC, as rights agent, as amended.

Initially, the rights attached to all our outstanding shares of common stock, and no separate rights certificates were distributed. The rights will separate from our common stock upon the earlier of (1) 10 days following a public announcement that a person or group of affiliated or associated persons, referred to as an acquiring person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of either (a) our common stock or (b) our Class A common stock (this date is referred to as the stock acquisition date) or (2) 10 business days following the commencement of a tender offer or exchange offer for our common stock that would result in a person or group becoming an acquiring person (the earlier of (1) and (2) is referred to as the distribution date). Until the distribution date, (1) the rights will be evidenced by shares of our common stock and will be transferred with and only with our shares of common stock, (2) shares of our common stock issued in the merger or new shares issued after the effective date of the merger will contain a notation incorporating the rights agreement by reference and (3) the surrender for transfer of any of our outstanding shares of common stock will also constitute the transfer of the rights associated with the common stock.

The rights are not exercisable until the distribution date and will expire at the close of business on December 3, 2011 unless earlier redeemed or exchanged by us as described below. At no time will the rights have any voting power.

As soon as practicable after the distribution date, our rights agent will adjust the book-entry accounts of each holder of record of the common stock as of the close of business on the distribution date and, thereafter, the rights will be independently evidenced. Except as otherwise determined by the board of directors, only shares of common stock outstanding prior to the distribution date will be issued with rights.

In the event that a person becomes an acquiring person (unless such acquisition is made pursuant to a tender or exchange offer for all of our outstanding shares, at a price and on terms determined by a majority of the independent directors who are not representatives, nominees, affiliates or associates of an acquiring person, with advice from one or more investment banking firms, determined to be fair to and otherwise in the best interests of our company and our shareholders, which is referred to as a qualifying offer), each holder of a right will thereafter have the right to receive, upon exercise, Class A common stock (or, in certain circumstances, cash, property or other securities of our company), having a value equal to two times the exercise price of the right. The exercise price is the purchase price times the number of shares of Class A common stock associated with each right (initially, one). Notwithstanding this, following the occurrence of any of the events set forth in this paragraph, referred to as the flip-in events, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void. However, rights are not exercisable following the occurrence of any of the flip-in events set forth above until such time as the rights are no longer redeemable by us as set forth below.

In the event that following the stock acquisition date, (1) we engage in a merger or business combination transaction in which we are not the surviving corporation, (2) we engage in a merger or business combination transaction in which we are the surviving corporation and our common stock is changed or exchanged, or (3) 50% or more of our assets or earning power is sold or transferred ((1), (2) and (3) are referred to as flip-over events), each holder of a right (except rights which have previously been voided as described above) shall thereafter have the right to receive, upon exercise of the right, Class A common stock of the acquiring company having a value equal to two times the exercise price of the right. A flip-over event will not be deemed to have occurred if the transaction is consummated pursuant to a qualifying offer, the price offered in the transaction is not less than that paid in the tender or exchange offer and the type of consideration paid in the transaction is the same as in the tender or exchange offer.

The purchase price payable, and the number of units of preferred stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock, (2) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or (3) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

At any time until 10 days following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of our company, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Class A common stock (or other consideration) of our company as set forth above.

Any of the provisions of the rights agreement may be amended by our board of directors prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by the board of directors in order to cure any ambiguity, to correct or supplement any defective or inconsistent provision, to make changes which do not adversely affect the interests of holders of rights (excluding the interest of any acquiring person), or to shorten or lengthen any time period under the rights agreement; provided, however, among other things, that no amendment to adjust the time period governing redemption may be made when the rights are not redeemable.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to exceptions set forth in that section, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 defines a business combination to include generally:

•	any merger or consolidation involving the corporation and the interested shareholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder except upon the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such composition, upon a merger of a parent and a subsidiary, or upon an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent

The Transfer Agent and Registrar for our Class A common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Class A common stock or preferred stock, collectively, referred to as the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges(1) for the periods indicated:

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of Earnings to Fixed Charges	23.67	25.75	35.49	59.24	81.12

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income before income taxes, plus fixed charges and “fixed charges” consist of interest incurred and the interest portion of rent expense.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, Kathleen M. Cronin, our General Counsel, and/or Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will pass upon certain legal matters for us in connection with the securities offered by this prospectus. As of February 17, 2006, Kathleen M. Cronin beneficially owned 1,912 shares of our Class A Common Stock, including options exercisable within 60 days of February 10, 2006 to purchase 160 shares of our Class A Common Stock.

Underwriters, dealers or agents, if any, who we will identify in the applicable prospectus supplement and other offering material, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Chicago Mercantile Exchange Holdings Inc. incorporated by reference in Chicago Mercantile Exchange Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedules appearing therein), and Chicago Mercantile Exchange Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

SEC Registration Fee	$	*
Trustee’s Fees and Expenses**		4,500
Printing and Engraving Fees and Expenses**		50,000
Accounting Fees and Expenses**		75,000
Legal Fees**		200,000
Miscellaneous**		250,000

Total Expenses**		$579,500

*	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	Estimated.

Item 15.    Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

As permitted by the Delaware law, Article XI of our certificate of incorporation and Article VIII of our bylaws provide that (1) we are permitted to indemnify our directors, officers and other employees and agents to the fullest extent permitted by Delaware law; (2) we are permitted to advance expenses, as incurred, to our directors, officers and other employees and agents in connection with defending a legal proceeding if we have received in advance an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights conferred in the bylaws are not exclusive. As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (regarding payments of dividends; stock purchases or redemptions which are unlawful); or (4) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 16.    List of Exhibits.

The following documents are exhibits to this registration statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement with respect to debt securities, Class A common stock, preferred stock and warrants.*

4.1	Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on December 4, 2001).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on May 16, 2002).

4.3	Third Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended March 2, 2005 (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on March 4, 2005).

4.4	Form of senior indenture, to be entered into between Chicago Mercantile Exchange Holdings Inc. and U.S. Bank National Association, as trustee.**

4.5	Form of subordinated indenture, to be entered into between Chicago Mercantile Exchange Holdings Inc. and U.S. Bank National Association, as trustee.**

4.6	Form of senior note (included in Exhibit 4.4).**

4.7	Form of subordinated note (included in Exhibit 4.5).**

4.8	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*

4.9	Form of any preferred stock certificate.*

4.10	Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on December 4, 2001).

4.11	First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on November 29, 2002).

4.12	Second Amendment to Rights Agreement, dated as of October 26, 2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-K, filed with the SEC on October 27, 2005).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality.**

12.1	Statement regarding computation of ratio of earnings to fixed charges.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on signature pages to the registration statement).**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the senior indenture.**

Exhibit Number	Description
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the subordinated indenture.**

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference therein.
**	Filed herewith.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(f)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Chicago Mercantile Exchange Holdings Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on March 17, 2006.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Donohue, James E. Parisi and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 17, 2006.

Signature	Title

/s/ Craig S. Donohue Craig S. Donohue	Chief Executive Officer and Director

/s/ Terrence A. Duffy Terrence A. Duffy	Chairman of the Board and Director

/s/ James E. Parisi James E. Parisi	Managing Director and Chief Financial Officer

/s/ Nancy W. Goble Nancy W. Goble	Managing Director and Chief Accounting Officer

/s/ Dennis H. Chookaszian Dennis H. Chookaszian	Director

/s/ Martin J. Gepsman Martin J. Gepsman	Director

/s/ Daniel R. Glickman Daniel R. Glickman	Director

/s/ Elizabeth Harrington Elizabeth Harrington	Director

/s/ Bruce F. Johnson Bruce F. Johnson	Director

/s/ Gary M. Katler Gary M. Katler	Director

/s/ Patrick B. Lynch Patrick B. Lynch	Director

Signature	Title

/s/ Leo Melamed Leo Melamed	Director

/s/ William P. Miller II William P. Miller II	Director

/s/ James E. Oliff James E. Oliff	Director

/s/ Alex J. Pollock Alex J. Pollock	Director

/s/ William G. Salatich, Jr. William G. Salatich, Jr.	Director

/s/ John F. Sandner John F. Sandner	Director

/s/ Terry L. Savage Terry L. Savage	Director

/s/ Myron S. Scholes Myron S. Scholes	Director

/s/ William R. Shepard William R. Shepard	Director

/s/ Howard J. Siegel Howard J. Siegel	Director

/s/ David J. Wescott David J. Wescott	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement with respect to debt securities, Class A common stock, preferred stock and warrants.*

4.1	Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on December 4, 2001).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on May 16, 2002).

4.3	Third Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended March 2, 2005 (incorporated by reference to Exhibit 99.1 to Chicago Mercantile Exchange Holdings Inc.’s Current Report on Form 8-K, filed with the SEC on March 4, 2005).

4.4	Form of senior indenture, to be entered into between Chicago Mercantile Exchange Holdings Inc. and U.S. Bank National Association, as trustee.**

4.5	Form of subordinated indenture, to be entered into between Chicago Mercantile Exchange Holdings Inc. and U.S. Bank National Association, as trustee.**

4.6	Form of senior note (included in Exhibit 4.4).**

4.7	Form of subordinated note (included in Exhibit 4.5).**

4.8	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*

4.9	Form of any preferred stock certificate.*

4.10	Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on December 4, 2001).

4.11	First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on November 29, 2002).

4.12	Second Amendment to Rights Agreement, dated as of October 26, 2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-K, filed with the SEC on October 27, 2005).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality.**

12.1	Statement regarding computation of ratio of earnings to fixed charges.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).**

24.1	Powers of Attorney (included on signature pages to the registration statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the senior indenture.**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the subordinated indenture.**

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference therein.
**	Filed herewith.